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                                  NORTH VALLEY
                                    BANCORP

North Valley Bancorp Announces Expansion Plans

         November 29, 2004 - REDDING, CA - North Valley Bancorp (NASDAQ:NOVB), a multi-bank holding company with $864 million in assets, today announced that its wholly-owned subsidiary, North Valley Bank, will open loan production offices in Santa Rosa and Ukiah, California. The Santa Rosa office will be located at 100 "B" Street and the Ukiah office will be located at 101 North State Street. North Valley Bank will operate these loan production offices to facilitate the expansion of North Valley Bank's lending products to the Northern San Francisco Bay area markets. Upon completion of the opening of these two locations, which is expected to take place by the end of 2004, North Valley Bancorp, on a combined basis, will operate 23 branch offices and two loan production offices in 9 Counties in Northern California. The Santa Rosa and Ukiah loan production offices will be actively engaged in business lending, real estate development loans, and commercial real estate financing opportunities.

         "These two new markets offer an exciting opportunity to extend our coastal branch system, south, into the Northern San Francisco Bay area," stated Mike Cushman, President and CEO. "Strategically, our plan has been to expand into Northern California's higher growth markets which is being achieved through the acquisition of Yolo Community Bank and the opening of these two new offices. Future expansion strategy will focus on the rapidly growing area along the I-80 corridor between Sacramento and Santa Rosa. We believe that recent consolidation of banks in these markets has created new opportunities for us to establish a presence and take advantage of the high demand for lending opportunities."

         North Valley Bancorp is a multi-bank holding company headquartered in Redding, California. North Valley Bank ("NVB") operates thirteen commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center. Six Rivers Bank, a division of NVB, operates seven commercial banking offices in Humboldt, Del Norte, and Mendocino Counties. Yolo Community Bank operates three commercial banking offices in Yolo, Solano, and Placer Counties in Northern California. North Valley Bancorp, through its subsidiary banks, offers a wide range of consumer and business banking deposit products and services including internet banking and cash management services. In addition to these depository services, North Valley Bank engages in a full complement of lending activities including consumer, commercial and real estate loans, with particular emphasis on short and medium term loans and installment loans through the Dealer Finance Division. NVB has SBA Preferred Lender status and provides investment services to its customers through an affiliated relationship. Visit the Company's website address at www.novb.com.

Cautionary Statement: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) possible shortages of gas and electricity at utility companies operating in the State of California, and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the Company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the Company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

For further information contact:
Michael J. Cushman                         or      Edward J. Czajka
President & Chief Executive Officer                Executive Vice President &
(530) 226-2900    Fax: (530) 221-4877                Chief Financial Officer